Exhibit (s)(1)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Caroline Kraus, Judith Shandling, Julien Yoo, Jessica Moran, Curtis A. Tate, Mary Richardson, Edward Meehan, Mitch Howell and Farzana Morbi, jointly and severally, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power and authority of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or which may be required to enable the G-X Private Equity (the “Fund”) to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the U.S. Securities and Exchange Commission (the “SEC”) in respect thereof, in connection with the filing and effectiveness of the Fund’s Registration Statement on Form N-2 (the “Registration Statement”), and any and all amendments (including post-effective amendments) to the Registration Statement, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a Trustee and/or officer of the Fund, any and all such amendments to the Registration Statement filed with the SEC under said Acts, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

All past acts of such attorneys-in-fact and agents in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

As to each of the undersigned, this Power of Attorney shall be valid from the date hereof until revoked by such individual or until such time as the person or persons to whom power of attorney has been hereby granted cease(s) to be an employee of The Goldman Sachs Group, Inc. or one of its affiliates.

WITNESS our hands on the date(s) set forth below.

Name	Title	Date

/s/ Mitch Howell Mitch Howell	Co-Chief Executive Officer and Co-Principal Executive Officer	May 5, 2026

/s/ Farzana Morbi Farzana Morbi	Co-Chief Executive Officer and Co-Principal Executive Officer	May 5, 2026

/s/ Joseph DiMaria Joseph DiMaria	Treasurer, Chief Financial Officer and Principal Accounting Officer	May 5, 2026

/s/ Timothy J. Leach	Chair of the Board of Trustees	May 5, 2026
Timothy J. Leach

/s/ Jaime Ardila	Trustee	May 5, 2026
Jaime Ardila

/s/ Carlos E. Evans	Trustee	May 5, 2026
Carlos E. Evans

/s/ Richard A. Mark	Trustee	May 5, 2026
Richard A. Mark

/s/ Katherine Uniacke	Trustee	May 5, 2026
Katherine Uniacke